Exhibit 99.1

Alaska Communications Stockholders Approve Merger with ATN International, Inc.

ANCHORAGE, Alaska, March 15, 2021 — Alaska Communications Systems Group, Inc. (NASDAQ: ALSK) (“Alaska Communications” or the “Company”) announced that, based on the preliminary voting results from a special meeting of stockholders held on Friday, March 12, 2021, Alaska Communications’ stockholders have approved the adoption of the previously announced merger agreement relating to the proposed transaction between Alaska Communications and a newly formed entity created by ATN International, Inc. (NASDAQ: ATNI) (“ATN”) and ATN’s financial partner Freedom 3 Capital, LLC (“F3C”), whereby Alaska Communications will become a consolidated, majority owned and operated subsidiary of ATN.

After certification by the inspector of elections, the final voting results will be filed with the U.S. Securities and Exchange Commission in a Form 8-K, which will also be available at www.sec.gov.

Approval by Alaska Communications’ stockholders is a condition to closing of the merger. Consummation of the merger remains subject to receipt of certain regulatory approvals and certain other customary closing conditions set forth in the merger agreement. The merger is expected to close in the third quarter of 2021.

About Alaska Communications

Alaska Communications (NASDAQ: ALSK) is the leading provider of advanced broadband and managed IT services for businesses and consumers in Alaska. The Company operates a highly reliable, advanced statewide data network with the latest technology and the most diverse undersea fiber optic system connecting Alaska to the contiguous U.S. For more information, visit www.alaskacommunications.com or www.alsk.com.

About ATN International, Inc.

ATN International, Inc. (Nasdaq: ATNI), headquartered in Beverly, Massachusetts, invests in and operates communications and technology businesses in the United States and internationally, including the Caribbean region, with a particular focus on markets with a need for significant infrastructure investments and improvements. Our operating subsidiaries today primarily provide: (i) advanced wireless and wireline connectivity to residential and business customers, including a range of high speed internet services, mobile wireless solutions, video services and local exchange services, and (ii) wholesale communications infrastructure services such as terrestrial and submarine fiber optic transport, communications tower facilities, managed mobile networks, and in-building wireless systems. For more information, please visit www.atni.com.

About Freedom 3 Capital

Freedom 3 Capital invests in companies at inflection points. We help middle-market companies address strategic growth opportunities by delivering unique capital solutions. Our investment process provides F3C the flexibility to tailor investment structures to the industry dynamics, the company’s specific requirements and the management team and owners’ long-term business objectives. Beyond the value of our capital, we believe our private equity approach to credit investing creates valuable, lasting partnerships with stakeholders and management teams. F3C is currently investing out of Fund 4 with offices in New York and Kansas City.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and these include statements using the words such as will and expected, and similar statements. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations of the Company. Risks and uncertainties include, but are not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of its common stock, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the receipt of certain governmental and regulatory approvals, (iii) the failure of Project 8 Buyer, LLC (“Parent”) and Project 8 MergerSub, Inc. (“Merger Sub”) to obtain the necessary financing pursuant to the arrangements set forth in the commitment letters delivered pursuant to the definitive Agreement and Plan of Merger among Parent, Merger Sub and the Company (the “Merger Agreement”) or otherwise, (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (v) the effect of the announcement or pendency of the transaction on the Company’s business relationships, operating results, and business generally, (vi) risks that the proposed transaction disrupts the Company’s current plans and operations and potential difficulties in the Company’s employee retention as a result of the transaction and (vii) the outcome of any legal proceedings that may be instituted against the Company or Parent or Merger Sub related to the Merger Agreement or the transaction contemplated thereby. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of the Company described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 16, 2020 and other reports and documents filed from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Copies of these filings are available online at https://www.alsk.com/. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.

Alaska Communications Media Contact

Heather Cavanaugh, 907-564-7722

Director, External Affairs and Corporate Communications

Alaska Communications Investor Contact

Tiffany Smith, 907-564-7556

Manager, Board and Investor Relations

investors@acsalaska.com

Source: Alaska Communications Systems Group Inc.